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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): October 22, 2003


                           BETHLEHEM STEEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)






                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                  1-1941                                 24-0526133
         (Commission File Number)           (I.R.S. Employer Identification No.)

                  1170 EIGHTH AVENUE
                BETHLEHEM, PENNSYLVANIA                18016-7699
       (Address of Principal Executive Offices)        (Zip Code)

                                  610-694-2424
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 3.    BANKRUPTCY OR RECEIVERSHIP.

           As previously disclosed, on October 15, 2001, Bethlehem Steel Corporation (the "Company") and twenty two of its wholly-owned subsidiaries (each, a "Debtor," and collectively, "Debtors") filed voluntary petitions under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court") (Case Nos. 01-15288 (BRL) through 01-15302 (BRL) and 01-15308 (BRL) through 01-15315 (BRL)) (collectively, the "Bankruptcy Cases").

           On October 22, 2003, the Court entered an order (the "Confirmation Order") confirming the Debtors' Plan of Liquidation (the "Plan"). Following the satisfaction of various conditions, the Plan will become effective (the "Effective Date"). A copy of the Plan and the Confirmation Order are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference herein.

           The following is a summary of the matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and as modified pursuant to the Confirmation Order.

           On March 12, 2003, the Company signed an asset purchase agreement ("APA") to sell substantially all of its assets to a subsidiary of International Steel Group, Inc. ("ISG") for cash, ISG Class B common stock and the assumption of certain liabilities. The APA was approved by the Court on April 22, 2003. In connection with the approval of the APA, among other matters, the United Steelworkers of America agreed to release substantially all claims against the Company and its subsidiaries; the trustees of the funds under the Coal Industry Health Benefit Retiree Act of 1992 agreed to withdraw their civil action filed on March 18, 2003 in the United States District Court for the District of Columbia for injunctive relief and agreed to settle certain claims against the Company and "related persons"; and the Pension Benefit Guaranty Corporation ("PBGC") agreed to release certain claims against any member of the Company's "controlled group" under Title IV of ERISA.

           Closing of the sale of substantially all of the Company's assets to ISG was completed on May 7, 2003, however, the effective closing date for financial purposes was the opening of business on May 1, 2003. At closing the Company received approximately $752 million in cash and a $120 million receivable ($80 million was received through June 30, 2003 and $40 million was received in July 2003), the total of which is expected to be sufficient to satisfy all allowed secured, administrative and priority claims, with any excess cash being paid to ISG before the Company's chapter 11 case is closed. The Company also received at closing of the APA ISG Class B common stock, with an expected value of $15 million, that together with any bankruptcy avoidance claims are the only assets available to distribute to allowed pre-petition unsecured creditors. Under the terms of the APA, the class B common stock will be returned to ISG if all allowed secured, administrative and priority claims are not paid. No value will be distributed to the Company's common, preferred or preference equity holders.


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           As a result of the consummation of the APA, the Company no longer has operations effective April 30, 2003 and is in the process of liquidating. Pursuant to the Plan, the Company will transfer its remaining assets to a liquidating trust for the benefit of the pre-petition allowed unsecured creditors.

           On or promptly after the Effective Date, the Company will file with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of any of its publicly traded securities. All common stock of the Company outstanding after the Effective Date shall be canceled on the date the Company is dissolved in accordance with Section 6.5(e) of the Plan.

           Information regarding the assets and liabilities of the Company is hereby incorporated by reference to the Company's monthly operating report attached as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on October 20, 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit No.                       Description
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       2.1          Debtors' Plan of Liquidation Under Chapter 11 of the
                    Bankruptcy Code, dated October 21, 2003, as filed with the U.S. Bankruptcy Court for the Southern District of New York

       2.2 Bankruptcy Court Order, dated October 22, 2003, confirming the Debtors' Plan of Liquidation Under Chapter 11 of the Bankruptcy Code



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                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 28, 2003
                                          BETHLEHEM STEEL CORPORATION


                                          By:  /s/ Lonnie A. Arnett
                                              ----------------------------------
                                              Lonnie A. Arnett
                                              Vice President and Controller



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                                 EXHIBIT INDEX

     Exhibit No.                    Description
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       2.1          Debtors' Plan of Liquidation Under Chapter 11 of the
                    Bankruptcy Code, dated October 21, 2003, as filed with the U.S. Bankruptcy Court for the Southern District of New York

       2.2 Bankruptcy Court Order, dated October 22, 2003, confirming the Debtors' Plan of Liquidation Under Chapter 11 of the Bankruptcy Code






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